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THIS STOCK OPTION GRANT, AND ANY SECURITIES WHICH MAY BE ACQUIRED UPON THE
EXERCISE OF THIS STOCK OPTION GRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS AVAILABLE UNDER THE CIRCUMSTANCES AT THE TIME OBTAINING (AND, IF REASONABLY REQUESTED BY THE COMPANY, DEMONSTRATED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

STOCK OPTION GRANT TO PURCHASE
500,000 SHARES OF THE COMMON PAR VALUE $0.01 PER SHARE,
OF UNITED THERAPEUTICS CORPORATION

      For value received, Toray Industries, Inc., a Japan corporation, or its permitted successors or assigns (collectively, the "Investor"), shall have the option to subscribe for and purchase from UNITED THERAPEUTICS CORPORATION, a Delaware corporation (the "Company"), up to 500,000 fully paid and nonassessable shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), at the purchase price equivalent to the averaged NASDAQ closing price during one calendar month ending on the date when the Investor makes the first delivery to the Company of the clinical trial materials with all reasonably required documentation concerned as required under that Exclusive License Agreement dated as of June 23, 2000 (the "Exercise Price"), exercisable by the Investor at any time from the date the Investor makes the first delivery to the Company of the clinical trial materials with the documentation concerned until that date thirty (30) days after FDA approval of the Product in accordance with that Exclusive License Agreement dated as of June 23, 2000.

The number and character of Shares issuable pursuant to this Stock Option Grant are subject to adjustment as provided herein.

      This Stock Option Grant is subject to the following additional provisions, terms and conditions:

      1.    Exercise of Stock Option Grant.

            a. Manner of Exercise. This Stock Option Grant may be exercised by the holder hereof, in whole or in part, by surrender of this Stock Option Grant, together with written notice of exercise (a sample form of exercise is attached hereto as Attachment A), to the Company at the principal office of the Company (which, for the purposes of this Stock Option Grant, shall be deemed to be the Company's address for notice purposes as provided in Section 8 below) accompanied by payment (in cash, certified check bank draft or wire transfer payable to the order of the Company) of the Exercise Price multiplied by the number of Shares for which

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this Stock Option Grant is being exercised, or by exercise of the Net Exercise
Right as provided in Section 1(b) below.

            b. Net Exercise Right. In lieu of payment of the Exercise price pursuant to Section 1(a) above, this Stock Option Grant may also be exercised, in whole or in part, by surrender of this Stock Option Grant together with written notice of exercise specifying the holder's election to convert all, or any specified portion, of this Stock Option Grant (the "Net Exercise Right") into the number of Shares equal to the quotient obtained by dividing:

      (x) the value of the Shares for which the Stock Option Grant is then being exercised (determined by subtracting the aggregate Exercise Price of such Shares in effect immediately prior to the exercise of the Net Exercise Right from the aggregate fair market value of the Shares immediately prior to the exercise of the Net Exercise Right) by

      (y) the fair market value of one Share immediately prior to the exercise of the Net Exercise Right.

The fair market value of a Share as of a particular date shall be determined as follows:

                  (1) If the Common Stock is publicly traded on a particular valuation date, fair market value on such date shall be:

      (i) the closing sale price of the Common Stock, as quoted on any national securities exchange on which stock shall be listed and registered, on the business day immediately preceding the valuation date;

      (ii) the closing sale price of the Common Stock, if such stock is then quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market, on the business day immediately preceding the valuation date; or

      (iii) if the Common Stock is not then traded on a national securities exchange or on the NASDAQ National Market, but is quoted on NASDAQ, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ on the business day immediately preceding the valuation date.

                  (2) If the Common stock is not publicly traded on a particular valuation date, fair market value on such date shall be determined by the Board of Directors of the Company acting in good faith (taking into account, as such Board of Directors acting in good faith deems appropriate, any recent corporate events involving a determination of value for the Company's securities (e.g., the closing of an offering of securities or the granting of incentive stock options)).

            c. When Exercise Effective. Each exercise of this Stock Option Grant shall be deemed to have been effected on the date on which the Investor provides the Company with the deliveries contemplated by Section 1(a) above.

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            d.    Delivery of Stock Certificates. Certificates representing the
Shares purchased upon any exercise of this Stock Option Grant shall bear the restrictive legend set forth in Section 9 below and shall be delivered to the Investor promptly following such exercise. A new Stock Option Grant exercisable for the number of Shares, if any, with respect to which this Stock Option Grant shall not have been exercised shall also be delivered to the Investor. No fractional Shares shall be issued upon the exercise of this Stock Option Grant; rather, the Investor shall receive an amount, in cash, equal to the fair market value of any such fractional Shares (to be determined with reference to the provisions of Section 1(b) above).

      2.    Shares Issuable Upon Exercise.

            a. Reserved. The Company covenants and agrees that all Shares that may be issued upon the exercise of this Stock Option Grant shall, upon issuance pursuant to an exercise of this Stock Option Grant in accordance with its terms, be duly authorized and validly issued, fully paid and nonassessable Shares, free and clear of all preemptive rights. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Stock Option Grant, such number Shares of the Common Stock as shall be issuable from time to time upon the exercise of this Stock Option Grant.

            b. Restricted Securities. Investor acknowledges that the Company is issuing this Stock Option Grant upon the exemption from registration provided in Section 4(2) of the Securities Act and is relying upon Investor's representation that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended. Until the Shares that may be issued upon the exercise of this Stock Option Grant may be registered in accordance with the Registration Rights Agreement that is attached hereto at Attachment B and incorporated herein, Investor acknowledges that the Shares to be issued upon the exercise of this Stock Option Grant may be unregistered at the time of exercise and, in such event, Investor agrees that the Shares be issued upon the exercise of this Stock Option Grant may only be pledged, offered, sold or transferred if registered under the Securities Act or pursuant to an exemption from the registration requirements thereunder. Investor understands that absent registration of the Shares to be issued upon the exercise of this Stock Option Grant under the Securities Act in accordance with the Registration Rights Agreement at Attachment B, compliance with an applicable exemption under the Securities Act is required for a sale or other disposition of such shares.

      3. Adjustment. The Exercise Price and/or the number and type of securities issuable upon any exercise of this Stock Option Grant shall be subject from time to time as hereinafter provided in Section 3.

            a. If the Company, at any time, divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise) and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the number of Shares available upon any exercise of this Stock Option Grant and the Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in outstanding shares.

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            b.    If any capital reorganization or reclassification of the
capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other securities or assets with respect to or in exchange for such shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Stock Option Grant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Stock Option Grant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise upon the exercise of this Stock Option Grant, such shares of stock, other securities or assets as would have been issued or delivered to the Investor if the Investor had exercised this Stock Option Grant and had received such Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and mailed to the Investor (i) the obligation to deliver to the Investor such shares of stock, other securities or assets as, in accordance with the foregoing provisions, the Investor may be entitled to purchase and (ii) the other obligations of the Company set forth or referred to in this Stock Option Grant.

            c. If, after the initial issuance of this Stock Option Grant to the Investor, the Company shall declare a dividend or distribution payable to holders of the Common Stock (whether payable in cash, securities or other assets of the Company), upon any exercise of this Stock Option Grant the Investor shall be entitled to receive, and the Company shall promptly pay to the Investor, any such dividend(s) and/or distributions(s) (as well as any other cash, securities or other assets which the Investor would have received had it held any securities received in any such dividend(s) and/or distributions(s)), also giving effect to the other provisions of this Section 3.

            d. Promptly following any adjustment under this Section 3, the Company shall give written notice thereof (by first class mail, postage prepaid) to the Investor (at the Investor's address as shown on the books of the Company), which notice shall state the Exercise Price and number of Shares (or other securities or assets) resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            e. The terms of this Stock Option Grant shall be binding upon the successors of the Company.

      4. No Rights as Stockholder; Notice. The Investor shall not by virtue of this Stock Option Grant be entitled to any rights of a stockholder of the Company. However, the Company shall give notice to the Investor if at any time prior to the expiration or exercise in full of this Stock Option Grant any of the following events shall occur:

      (a) the Company shall declare any dividend or distribution with respect to its capital stock;

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      (b)   a dissolution, liquidation or winding up of the Company shall be proposed; or

      (c) a capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any transaction or series of transactions in which more than fifty percent (50%) of the voting securities of the Company are transferred to another person, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be effected at least fifteen (15) business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend or distribution, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the closing date or the date of closing the stock transfer books, as the case may be.

      5. Registered Owner. The Company may treat the registered owner hereof as the owner for all purposes (notwithstanding any markings or notations on the face of this Stock Option Grant).

      6. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Stock Option Grant and either (in the case of loss, theft or destruction) indemnification satisfactory to the Company or (in the case of mutilation) the surrender of this Stock Option Grant for cancellation, the Company will execute and deliver to the Investor, without charge, a Stock Option Grant of like denomination.

      7. Public Reporting. With a view to making available to the Investor the benefits of Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and any other rule or regulation of the Securities and Exchange Commission (the "SEC") that may at any time permit the Investor to sell Shares to the public without registration, the Company agrees that, for so long as a class of its securities is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and (iii) furnish to the Investor, forthwith upon request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (b) a copy of the most recent annual or quarterly report of the Company filed with the SEC and such other reports and documents so filed by the Company which the Investor may reasonably request, and (c) such other information as may be reasonably requested in availing the investor of any rule or regulation of the SEC which permits the selling of any Shares without registration under the 1933 Act.

8     Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes if personally delivered or mailed by first class certified or registered mail, postage prepaid, hand delivered, or sent by telecopy or by reputable overnight courier service which requires signature upon delivery. Notices sent by

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U.S. mail shall be deemed delivered three (3) days after deposit with postal authorities or upon confirmed delivery if personally delivered, sent by confirmed fax or courier service. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

      For UT:     United Therapeutics Corporation
                  68 T.W. Alexander Drive
                  PO Box 14186
                  Research Triangle Park, NC 27709, USA
                  Attention: Dr. Roger Jeffs, Ph.D.
                  Fax Number: 1-919-485-8352

      For Toray:  Toray Industries, Inc.
                  2-1, Nihonbashi-Muromachi 2-chome,
                  Chou-ku, Tokyo 103-8666, JAPAN
                  Attention:  Dr. Masanobu Naruto, Ph.D.
                  General Manager of Pharmaceuticals Planning Department. Fax Number: 81-3-3245-5421

      9. Legend. The Company may cause each certificate representing Shares issued upon exercise of this Stock Option Grant to bear legend in substantially the following form:

"The securities represented by this certificate have not been registered or qualified under the Federal Securities Act of 1933 (the "1933 Act") or applicable state securities laws and are "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act. The securities may not be sold or transferred without complying with Rule 144 in the absence of effective registration under the 1933 Act or other compliance under or exemption from the 1933 Act and applicable state securities laws."

      10. Taxes. The Company agrees that it will pay, and will hold the Investor harmless from any and all liability with respect to, any stamp or similar taxes which may be determined to be payable to the State of Delaware in connection with the issuance, delivery or exercise of this Stock Option Grant (as well as the issuance or delivery of Shares upon any exercise of this Stock Option Grant).

      11. Miscellaneous. Neither this Stock Option Grant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Section headings in this Stock Option Grant are for purposes of references only and shall not limit or otherwise affect the meaning hereof.

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      IN WITNESS WHEREOF, the Company has caused this Stock Option Grant to be signed and delivered by its duly authorized officers as of June 27, 2000.

                              UNITED THERAPEUTICS CORPORATION,
                              a Delaware corporation

                              /s/ Martine A. Rothblatt
                              --------------------------------
                              Martine A. Rothblatt
                              Chief Executive Officer

Witness:

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Attachment A



STOCK OPTION GRANT EXERCISE

(To be signed only upon an exercise of the Stock Option Grant)

      The undersigned, the holder of the attached Stock Option Grant, hereby elects to exercise the purchase right represented by such Stock Option Grant for, and to purchase thereunder, ___________ of the Shares of Common Stock of United Therapeutics Corporation to which such Stock Option Grant relates and herewith makes payment of $____________ therefor in cash or by certified check or bank draft [or election is made with respect to current exercise of the Stock Option Grant to utilize the Net Exercise Right as described in such Stock Option Grant] and requests that the certificate for such Shares be issued in the name of, and be delivered to ___________________________, whose address is set forth below the signature of the undersigned.

Dated:
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                                    Signature

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                                    Title

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                                    Address

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